Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 20, 2022, relating to the consolidated financial statements of Cend Therapeutics, Inc. appearing in Registration Statement No. 333-265638 on Form S-4, Amendment No. 1, of Lisata Therapeutics, Inc. (formerly Caladrius Biosciences, Inc.), and incorporated by reference in the Registration Statements of Lisata Therapeutics, Inc. (formerly Caladrius Biosciences, Inc.) on Form S-1 (File No 333-239302), on Forms S-3 (File No. 333-196702, File No. 333-206175, File No. 333-210664, File No. 333-214607, File No. 333-220354, File No. 333-226319, File No. 333-248100, File No. 333-252560, and 333-254971) and on Forms S-8 (File No. 333-107438, File No. 333-144265, File No. 333-159282, File No. 333-162733, File No. 333-173854, File No. 333-181365, File No. 333- 184927, File No. 333-191572, File No. 333-205662, File No. 333-212202, File No. 333-215455, File No. 333-218642, File No. 333-222410, File No. 333-225743, File No. 333-225744, File No. 333-248101, and File No. 333-257560).

 /s/ Withum Smith+Brown, PC

San Francisco, California
October 14, 2022